UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2009

Woodward Governor Company
(Exact name of registrant as specified in its charter)

Delaware	0-8408	36-1984010
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 E Drake Road, Fort Collins, Colorado	80525
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (970) 482 - 5811

Not applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

Further Information Regarding MPC Matter

As disclosed in our most recently filed Form 10-Q, and in response to certain inquiries, MPC, a wholly-owned subsidiary of Woodward, and the U.S. Attorney for the Northern District of Illinois have reached a settlement in principle related to the previously disclosed Department of Justice matter, and we are still in the process of obtaining final approvals from the DOJ. Pending this final approval, MPC has been temporarily suspended by the Department of Defense from participating in new federal procurements and grants. The suspension does not relate to HRT, Woodward, or any of its other businesses. While the temporary suspension remains in place, MPC will not be solicited by the DOD or certain government contractors for, or awarded, new contracts or contract extensions without special written exceptions. It does not apply to any MPC existing business.

This suspension relates to certain MPC government contract pricing practices prior to June 2005. MPC’s pricing after June 2005 is not in question. MPC’s current accounting system has been in place for over four years and is approved by the Defense Contract Audit Agency.

We do not believe the timing of the DOD’s notice of suspension is related to any new concerns of misconduct, and we continue to work with the DOD in an effort to remove the suspension as soon as possible. We believe that effort will be successful. Similarly, we do not believe the DOD’s notice of suspension provides any indication as to the potential outcome of the DOJ matter. The DOD suspension is temporary pending completion of the DOJ matter. We expect the DOJ will give final approval to the settlement agreed to in principle by the end of the Company’s fiscal year, although we can provide no definitive assurance. Based upon our current information and analysis, we do not believe the suspension or the ultimate resolution of these matters will have a material financial impact to Woodward as a whole beyond the amount previously recorded and disclosed.

For further information, please see our Quarterly Report on Form 10-Q filed on July 24, 2009.

Forward-Looking Statements

Information in this Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, including, but not limited to, statements regarding the timing of, and misconduct related to, the DOD suspension, efforts related to the removal of the DOD suspension, the impact of the DOD suspension on the DOJ investigation, the timing of the final approval by the DOJ of the settlement in principle, the duration of the DOD suspension and the financial impact of the ultimate resolution of DOD suspension, the DOJ investigation and related matters. Readers are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties, and assumptions that are difficult to predict. Factors that could cause actual results and the timing of certain events to differ materially from the forward-looking statements include, but are not limited to, the final outcomes of the investigations by the DOJ and the DOD regarding certain pricing practices of MPC prior to June 2005 and other risk factors described in Woodward’s Annual Report on Form 10-K for the year ended September 30, 2008 and any subsequently filed Quarterly Report on Form 10-Q.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Woodward Governor Company

July 28, 2009

By: /s/  A. Christopher Fawzy
Name: A. Christopher Fawzy
Title: Vice President, General Counsel and Corporate Secretary